Exhibit 23.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street 03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report, dated July 24, 2025, with respect to the consolidated financial statements of Raytech Holding Limited.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Assentsure PAC

Singapore

October 3, 2025